REGISTRATION NO. 333-46528

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                          -----------------------------

                              CH ENERGY GROUP, INC.
               (Exact name of Company as specified in its charter)

          NEW YORK                                         14-1804460
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                                284 South Avenue
                        Poughkeepsie, New York 12601-4879
                                 (845) 452-2000

                    (Address of principal executive offices)

                              CH ENERGY GROUP, INC.
                   LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

                              (Full title of plan)

                         ------------------------------

                                GLADYS L. COOPER
                               CORPORATE SECRETARY
                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879

                     (Name and address of agent for service)

                                   Copies to:
                               JOHN E. GOULD, ESQ.
                               GOULD & WILKIE LLP
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680

     This Post-effective Amendment No. 1 amends Item 3 of Part II of the Registration Statement on Form S-8 (333-46528) to read as follows:

"ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 ("Exchange Act"), are hereby incorporated by reference into this Registration
Statement:

     1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

     2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     3. The description of the Corporation's Common Stock contained under the caption "The Share Exchange - Holding Company Capital Stock" in the Proxy Statement and Prospectus included in Amendment No. 1 to the Corporation's Registration Statement on Form S-4 (No. 333-46528), which was declared effective July 28, 1998.

     In addition to the foregoing, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents."

     This Post-effective Amendment No. 1 also amends Item 8 of said Registration Statement by providing a new Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-46528) and has duly caused this Post-effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poughkeepsie, State of New York, on the 23rd day of July, 2001.

                                                 CH ENERGY GROUP, INC.


                                                 By:     /s/ Paul J. Ganci
                                                     ---------------------------
                                                        Chairman of the Board
                                                     and Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on July 23rd, 2001.

          Signature                            Title                   Date

(a)  Principal Executive
     Officer:


 /s/ Paul J. Ganci              Chairman of the Board,             July 23, 2001
-------------------------       and Chief Executive Officer
    (Paul J. Ganci)


(b)  Principal Accounting
     Officer:


   /s/ Donna S. Doyle           Vice President -                   July 23, 2001
-------------------------       Accounting and Controller
      (Donna S. Doyle)


(c)  Chief Financial
     Officer:


  /s/ Steven V. Lant            Chief Financial Officer            July 23, 2001
-------------------------       and Treasurer
     (Steven V. Lant)

(d)  A majority of Directors:

     Jack Effron*; Frances D. Fergusson*; Heinz K. Fridrich*;
     Edward F.X. Gallagher*; Paul J. Ganci*; Stanley J. Grubel* and John E. Mack III*, Directors


     By: /s/ Paul J. Ganci                                         July 23, 2001
         --------------------------------
            (Paul J. Ganci)

*Paul J. Ganci, by signing his name hereto, does thereby sign this document for himself and on behalf of the persons named above after whose printed name an asterisk appears, pursuant to powers of attorney duly executed by such persons and filed with the SEC as Exhibit 24 hereof.

                                  EXHIBIT INDEX
                                  -------------

     Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as part of this Registration Statement on Form S-8:

  Exhibit No.
Regulation S-K
   Item 601
  Designation       Exhibit Description
--------------      -------------------


(4)(a)   --         Restated  Certificate of  Incorporation  of CH Energy Group,
                    Inc. under Section 807 of the Business Corporation Law*

(4)(b)   --         By-laws of CH Energy Group, Inc.**

(4)(c)   --         Long-Term  Performance-Based  Incentive  Plan  of CH  Energy
                    Group, Inc.***

(5)      --         Opinion of Gould & Wilkie LLP with  respect to the  legality of the Securities registered hereunder.

(23)(a)  --         Consent of PricewaterhouseCoopers LLP

    (b)  --         Consent of Gould & Wilkie LLP (included in the opinion filed as Exhibit No. 5)

(24)     --         Powers of Attorney of Directors and Officers****


----------
* Incorporated herein by reference to Exhibit (3)(i) to the Annual Report, on Form 10-K, of CH Energy Group, Inc. for the fiscal year ended December 31, 2000.

** Incorporated herein by reference to Exhibit (3)(ii) to the Annual Report, on Form 10-K, of CH Energy Group, Inc. for the fiscal year ended December 31, 2000.

*** Incorporated herein by reference to Exhibit (10)(iii)1 to the Quarterly Report, on Form 10-Q, of CH Energy Group, Inc. for the quarterly period ended March 31, 2001.

**** Previously filed.